Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of January 7, 2018 by and between Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

RECITALS

A. Subject to the terms and conditions set forth in this Agreement, (i) the Company wishes to sell to each Buyer, severally and not jointly, and each Buyer wishes to buy from the Company, an aggregate of One Hundred Million Dollars ($100,000,000) of one or more series of the Company’s Class A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with the amount to be purchased by each Buyer as set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A, and (ii) the Company wishes to sell to the Buyers or their designees or assignees, and each Buyer or their designees or assignees wish to buy from the Company up to an additional One Hundred Fifty Million Dollars ($150,000,000) of one or more series of Preferred Stock. The shares of Preferred Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

B. On the Commencement Date (as defined below), the Company and the Buyers will execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Underlying Shares (as defined below) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE OF PREFERRED STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyers, and the Buyers or their designees or assignees have the obligation to purchase from the Company, Purchase Shares as follows:

(a) Initial Purchase. On the later of (i) the fifth Business Day following the date of this Agreement and (ii) the date each of the conditions set forth in Sections 6 and 7(a) below is satisfied, the Buyers shall purchase from the Company a number of Purchase Shares equal to (A) One Hundred Million Dollars ($100,000,000) divided by (B) the Initial Purchase Price, and upon receipt of such Purchase Shares shall pay to the Company as the purchase price therefor, via wire transfer, One Hundred Million Dollars ($100,000,000) less an amount equal to the Initial Commitment Fee and the Applicable Expense Amount (such purchase the “Initial Purchase” and such Purchase Shares are referred to herein as “Initial Purchase Shares”). The date of the Initial Purchase is referred to as the “Commencement Date.” Upon issuance and payment therefor as provided herein, such Initial Purchase Shares shall be validly issued, fully paid and non-assessable.

(b) VWAP Purchases. At any time during the Facility Term, other than the 90-day period following the Commencement Date, and provided the Registration Statement is continuously effective and the conditions as set forth Section 7(b) below have been satisfied, with ten Business Days’ prior written notice, the Company shall also have the right but not the obligation to direct the Buyers by the Company’s delivery to the Buyers of a VWAP Purchase Notice from time to time, and the Buyers or their designees or assignees thereupon shall have the obligation, to buy the amount of Purchase Shares set forth in the VWAP Purchase Notice on the VWAP Purchase Date (each such purchase, a “VWAP Purchase”) at the VWAP Purchase Price less the Applicable Expense Amount, with the amount of Purchase Shares to be purchased by each Buyer or their designees or assignees. The Company may deliver additional VWAP Purchase Notices to the Buyers from time to time so long as the most recent purchase has been completed and provided the Registration Statement is continuously effective and the conditions as set forth Section 7(b) below have been satisfied. On the date of the first VWAP Purchase, the VWAP Purchase Price will be reduced by an amount equal to the Access Fee.

(c) Payment for Purchase Shares. For each VWAP Purchase, the Buyers or their designees or assignees shall pay to the Company an amount equal to the VWAP Purchase Amount less the Applicable Expense Amount as full payment for such Purchase Shares via wire transfer of immediately available funds on the VWAP Purchase Date in lawful money of the United States of America to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(d) Records of Purchases. The Buyers and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and VWAP Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyers and the Company to reconcile the remaining Available Amount.

(e) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Preferred Stock to the Buyer made under this Agreement.

(f) Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, the total number of shares of Preferred Stock that may be issued under this Agreement shall not exceed such number of shares of Preferred Stock that are convertible into an aggregate of 13,561,804 shares of Common Stock (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such number of shares of Common Stock issuable upon conversion of the Preferred Stock. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply, regardless of whether stockholder approval has been obtained, if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all Preferred Shares issued under this Agreement is equal to or greater than $129.50 (the “Minimum Price”), a price equal to ten times the consolidated closing bid price of the Common Stock on the Business Day prior to the date hereof (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). The Minimum Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding anything to the contrary in this Agreement or otherwise, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any Purchase Shares under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock upon the conversion of the Purchase Shares if such issuance would require stockholder approval under the rules or regulations of the Principal Market. Notwithstanding anything to the contrary contained herein, no Buyer shall be obligated to purchase any Preferred Stock unless such shares of Preferred Stock are fully convertible at the time of purchase except as such conversion may be limited by any beneficial ownership limitations agreed to or imposed by the Buyers.

(g) Beneficial Ownership Limitation. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue, and the Buyers shall not purchase (or be obligated to purchase) any shares of Preferred Stock under this Agreement, if the shares of Common Stock issuable upon conversion of such Preferred Stock proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Buyers and their Affiliates would result in the beneficial ownership by the Buyers and their Affiliates of more than 19.99% of the outstanding shares of Common Stock or voting power of the Company, unless such issuance has been approved by the Principal Market or received the required stockholder approval under the rules or regulations of the Principal Market.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company that as of the date hereof, as of the Commencement Date and as of each VWAP Purchase Date:

(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Purchase Shares, the Warrant, the Preferred Stock issuable upon the exercise of the Warrant (and Common Stock issuable upon the conversion of such Preferred Stock) and the Underlying Shares (collectively, the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(c) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Filings. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(d) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(e) Organization. The Buyer is organized, validly existing and in good standing or equivalent under the laws of the jurisdiction set forth opposite its name on the Schedule of Buyers attached hereto as Exhibit A and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(f) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of this Agreement and the Registration Rights Agreement (the “Transaction Documents”) by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization, operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its partners, shareholders, managers or its members.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyers that as of the date hereof, as of the Commencement Date and as of each VWAP Purchase Date:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Due Execution. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder including, without limitation, the issuance of the Purchase Shares and the Underlying Shares. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in Section 3(bb) herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Valid Issuance of Stock. The Purchase Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable free and clear of all liens and, based in part upon the representations and warranties of the Buyers in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Underlying Shares to be issued upon conversion of the Preferred Stock have been duly authorized by all necessary corporate action and when issued and paid for in accordance with the terms of this Agreement and as set forth in a certificate of designation with respect to the Preferred Stock in the form attached hereto as Exhibit C (each, a “Certificate of Designation”), such shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d) Title to Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title to all personal assets owned by them, in each case free from liens, charges, encumbrances and defects and, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. Neither the Company nor any Subsidiary owns any real property.

(e) Possession of Licenses and Permits. The Company and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses, approvals, consents, permits and other authorizations (“Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary or material to the conduct of the business as now conducted, including, without limitation, all such certificates, approvals, authorizations, licenses and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(f) Regulatory Compliance. The Company has operated and currently is in compliance with all applicable rules and regulations of the FDA, except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect. Any human studies or tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of or otherwise relied upon by the Company, were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA and all applicable laws and regulations. The Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any pending studies, tests or preclinical or clinical trials, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company, which termination, suspension or clinical hold would reasonably be expected to have a Material Adverse Effect.

(g) Absence of Labor Disputes. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s Knowledge, is imminent that could have a Material Adverse Effect.

(h) Possession of Intellectual Property. To the Company’s Knowledge, the Company and its subsidiaries own, possess, license or can acquire on reasonable terms sufficient trademarks, trade names, inventions, patents, patent rights, copyrights, domain names, licenses, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures) and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, except where the failure to so own, possess, license or otherwise acquire would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Subsidiaries except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. To the Company’s Knowledge, there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or the Subsidiaries except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. There is no pending, or to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. There is no court-issued order, judgment, decree or injunction restricting the operation of the Company’s business on the basis of a conflict with or infringement of the patent rights of any third party except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. None of the Intellectual Property Rights used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any persons, except such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(i) PTO Applications. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company has complied with the duty of candor and disclosure for the Company Patent Applications pending in countries outside the United States. To the Company’s Knowledge, any information material to a determination of patentability regarding the Company Patent Applications has been called to the attention of the PTO or similar foreign authority. To the Company’s Knowledge, there is no information that has not been called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. To the Company’s Knowledge, there is no information which would preclude the Company from having clear title to the Company Patent Applications. To the Company’s Knowledge, there is no information suggesting that the Company does not currently hold clear title to the Company Patent Applications. To the Company’s Knowledge, there is no information suggesting that the Company’s ownership interest in the Company Patent Applications has not properly been recorded with the PTO or other comparable office.

(j) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), except such as would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, except such as would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment. Neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, except such as would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, except such as would not individually or in the aggregate have a Material Adverse Effect. The Company and the Subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except such as would not individually or in the aggregate have a Material Adverse Effect. To the Company’s Knowledge there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect. To the Company’s Knowledge there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. In the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Section 3(l), “Hazardous Substances” means (y) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (z) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(k) Anti-Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(l) No Restrictions on Payments by Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such Subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such Subsidiary from the Company or (iv) from transferring any of such Subsidiary’s material properties or assets to the Company or any other Subsidiary of the Company.

(m) Payment of Taxes. The Company and the Subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, the Company and the Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Insurance. The Company and the Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly situated companies in the business in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company has obtained directors’ and officer’s insurance in reasonable and customary coverage amounts.

(o) No Conflict. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Purchase Shares or the Underlying Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse

Effect. Neither the Company nor any Subsidiary is in default (or with the giving of notice or lapse of time or both would be in default) under any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except such as would not reasonably be expected to result in a Material Adverse Effect.

(p) SEC Filings. The Company has timely filed with the SEC all SEC Filings. The SEC Filings were prepared in accordance with and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in the SEC Filings, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. To the Company’s Knowledge, the SEC has not commenced any enforcement proceedings against the Company.

(q) Material Changes. Since September 30, 2017, except as specifically disclosed in SEC Filings: (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the business, operations or financial condition of the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC and (C) liabilities incurred under the Settlement and License Agreement dated as of January 5, 2018 by and among Teva Pharmaceuticals International GmbH, AlderBio Holdings, LLC and the Company, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash, shares of capital stock or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities, except pursuant to the Company’s 2014 Equity Incentive Plan, the Company’s 2014 Employee Stock Purchase Plan and this Agreement, (vi) there has been no material adverse change in the net current assets or net assets of the Company and the Subsidiaries, and (vii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(r) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the business, properties, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, or if not publicly announced, will be publicly announced on or before the Commencement Date, or (ii) could have a Material Adverse Effect.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchase Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(t) Registration Rights and other Stockholder Agreements. Other than pursuant to Amended and Restated Investor Rights Agreement, Amended and Restated Investors’ Rights Agreement, dated as of April 16, 2012, by and among the Company and certain of its stockholders, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of April 7, 2014, no Person has any right to cause the Company to effect the registration under the Securities Act covering the transfer of any securities of the Company and there are no other stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(u) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the previous twelve (12) months, received (i) written notice from the Principal Market that the Company is not in compliance with the listing or maintenance requirements of Principal Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Principal Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof.

(v) Acknowledgement Regarding Buyers’ Status. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyers’ purchase of the Purchase Shares. The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(w) No General Solicitation; No Integrated Offering. None of the Company, any of its Affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchase Shares. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2 hereof, none of the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Purchase Shares or (ii) cause the offering of the Purchase Shares to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

(x) OFAC. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchase Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(y) FCPA. Neither the Company nor, to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to the Company. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there has been no change in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the SEC of a registration statement in accordance with the Registration Rights Agreement, (ii) application(s) to each applicable Principal Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of the applicable Certificate of Designation for the Purchase Shares to be sold, and (iv) such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”).

(cc) No Required Additional Issuances. The issuance and sale of the Purchase Shares and the Underlying Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under any of such securities.

(dd) Transactions with Affiliates. Except as set forth in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(ee) Application of Takeover Protections; Rights Agreements. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or would reasonably be expected to become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Purchase Shares, the Underlying Shares and each Buyer’s ownership of the Purchase Shares and the Underlying Shares.

(ff) Capitalization. As of the date hereof, there are issued and outstanding 67,842,942 shares of Common Stock and no shares of Preferred Stock. As of the date hereof, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than securities issued or issuable pursuant to existing Company equity incentive, stock option or stock purchase plans or agreements disclosed in the SEC Filings. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than (i) securities issued or issuable pursuant to existing Company equity incentive, stock option or stock purchase plans or agreements disclosed in the SEC Filings and (ii) as set forth in the Company’s most recently filed periodic report under the Exchange Act, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(gg) Reservation of Shares of Common Stock. So long as the Preferred Stock remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion of the Preferred Stock.

(hh) Conversion and Exercise Procedures. The form of Notice of Conversion included in the applicable Certificate of Designation set forth the totality of the procedures required of a Buyer in order to convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of such Buyer to convert its Preferred Stock. The Company shall honor conversions of the Preferred Stock and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(ii) Litigation. Other than as may be disclosed in the Company’s most recently filed periodic report under the Exchange Act, there is no action, suit, notice of inquiry, violation, Proceeding or investigation pending or, to the Company’s Knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchase Shares or the Underlying Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(jj) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(kk) Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(ll) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(mm) Regulation M Compliance. The Company has not, and to the Company’s Knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchase Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchase Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in connection with this Agreement.

4. COVENANTS AND OTHER RIGHTS.

(a) Listing of Common Stock. The Company shall promptly secure the listing of the Underlying Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTCQB or OTCQX market places of the OTC Markets. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(a).

(b) Limitation on Purchases. The Buyer agrees that beginning on the date of this Agreement and ending on the time of filing of a Current Report on Form 8-K disclosing the terms of the Transaction Documents and the terms of the Initial Purchase (the “Form 8-K”), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any purchase or sale of any Common Stock or derivative securities of the Common Stock or take any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company. The Company covenants and agrees that it shall file the Form 8-K no later than prior to the commencement of trading on the Principal Market on January 11, 2018. The Company confirms that, following the filing of the Form 8-K, it shall have disclosed in the SEC Filings all information that it believes constitutes or might constitute material, non-public information that the Company or any other Person acting on its behalf has provided to any of the Buyers or its agents or counsel.

(c) Public Offering Participation Rights. During the Facility Term, each Buyer shall have the right to submit to the managing underwriter(s) in any public offering of securities by the Company a non-binding indication of interest to participate in such offering by purchasing that number of securities equal to such Buyer’s pro rata ownership of the Company (without giving effect to any beneficial ownership or similar caps in place at the time of the public offering and assuming (without requiring) full conversion of all convertible securities held by such Buyer and its Affiliates) at the time of such offering multiplied by the total securities being offered. If the indication of interest is delivered by a Buyer, the Company shall use its reasonable best efforts to cause the managing underwriter(s) of such offering to offer directly to such Buyer the right to purchase at least such amount of securities in such offering. If a Buyer submits an indication of interest but (i) the managing underwriter(s) of the offering determines in its or their sole discretion that it is not advisable to make the available securities to such Buyer or (ii) the Company determines (based on advice of legal counsel) that the offer and sale of securities to such Buyer is not permissible under federal securities laws or any other applicable laws, rules and regulations, then the Company shall offer an equivalent number of securities to such Buyer in a concurrent private placement offering (subject to compliance with federal securities laws or any other applicable laws, rules and regulations). Nothing in this Section 4(c) or otherwise in this Agreement shall limit the Company’s ability to conduct a public offering during the Facility Term.

(d) Warrant. In the event a Deemed Liquidation (as defined in the Certificate of Designation) occurs within 24 months of the date of this Agreement, the Company will issue to one or more Affiliates, designees or assignees of the Buyers as designated in writing to the Company by Redmile Group, LLC, at least five (5) Business Days prior to the Deemed Liquidation, a warrant in the form attached hereto as Exhibit D (the “Warrant”) to purchase an aggregate of 75,000 Preferred Shares at a purchase price per share equal to the Initial Purchase Price (share number and exercise price each subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(e) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Purchase Shares to the Buyers made under this Agreement.

(f) Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Buyers in accordance with the terms of the Transaction Documents.

(g) Integration. From and after the date of this Agreement, neither the Company, nor any of its Affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Buyers of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Buyers to be integrated with other offerings of securities by the Company in a manner that would require stockholder approval pursuant to the rules and regulations of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(h) Anti-Takeover Provisions. From and after the date of this Agreement, neither the Company nor its Board of Directors shall approve or adopt any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision (“Anti-Takeover Provisions”), that is or would reasonably be expected to become applicable to the Buyers as a result of the conversion of the Purchase Shares into shares of Common Stock so long as any shares of Preferred Stock are outstanding unless the Company and the Board have taken all necessary action to render such Anti-Takeover Provisions inapplicable to the shares of Common Stock issuable upon conversion of the Preferred Stock.

5. TRANSFER RESTRICTIONS.

(a) Compliance with Laws. Notwithstanding any other provision of this Section 5, each Buyer covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the applicable Buyer provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require such Buyer to provide to the Company an opinion of counsel selected by such Buyer and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Legends. Any certificates or book entry notations evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED JANUARY 7, 2018 AND A REGISTRATION RIGHTS AGREEMENT, DATED JANUARY 12, 2018, IN EACH CASE BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c) Removal of Legends. The legend set forth in Section 5(b) above shall be removed and the Company shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if a Buyer is selling pursuant to the effective registration statement registering the Securities for resale, such Buyer agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to such Buyer by crediting the DTC account of such Buyer’s broker or other DTC participant as directed by such Buyer.

6. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF PREFERRED STOCK UNDER THIS AGREEMENT.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date:

(a) The Buyers shall have executed each of the Transaction Documents and delivered the same to the Company; and

(b) The representations and warranties of the Buyers shall be true and correct as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyers shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Commencement Date.

7. CONDITIONS TO THE BUYERS’ OBLIGATIONS TO MAKE PURCHASES OF SHARES OF PREFERRED STOCK.

(a) The obligation of each Buyer to buy Initial Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date:

(i) The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

(ii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit E;

(iii) The Company shall have delivered to the Buyer: (i) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within two (2) Business Days of the Commencement Date, and (ii) a certificate evidencing the good standing of the Company in the State of Washington issued by the Secretary of State of the State of Washington as of a date within two (2) Business Days of the Commencement Date;

(iv) The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit F;

(v) A Certificate of Designation with respect to the Initial Purchase Shares, in form and substance satisfactory to the Buyer, shall have been filed with the Secretary of State of the State of Delaware;

(vi) The Buyer shall have received the opinion of the Company’s legal counsel dated as of the Commencement Date in form and substance reasonably satisfactory to the Buyer;

(vii) The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Commencement Date, certifying that neither the Company nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Filings or otherwise disclosed in any Regulation FD compliant manner;

(viii) The Company shall have provided the Buyer with a written confirmation from the Principal Market that the staff of the Principal Market shall have completed its review of the Listing of Additional Shares Notification form submitted by the Company in connection with the transactions contemplated by this Agreement (the “Listing of Additional Shares Form”);

(ix) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock such number of Underlying Shares as would be issuable upon conversion of the Initial Purchase Shares;

(x) No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred; and

(xi) No Deemed Liquidation (as defined in the Certificate of Designation) shall have occurred.

(b) The obligation of each Buyer to buy Purchase Shares pursuant to a VWAP Purchase is subject to the satisfaction of each of the following conditions on or before the applicable VWAP Purchase Date:

(i) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the VWAP Purchase Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the VWAP Purchase Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the VWAP Purchase Date, to the foregoing effect in the form attached hereto as Exhibit E;

(ii) A Certificate of Designation with respect to the Purchase Shares to be issued pursuant to the VWAP Purchase, in form and substance satisfactory to the Buyer, shall have been filed with the Secretary of State of the State of Delaware;

(iii) The Company shall not have received notice from the Principal Market that the completion of the Listing of Additional Shares Form has been revoked or that the Listing of Additional Shares Form is otherwise subject to further review by the Principal Market;

(iv) the Company shall have reserved out of its authorized and unissued Common Stock such number of Underlying Shares as would be issuable upon conversion of the Purchase Shares to be issued pursuant to the VWAP Purchase;

(v) All Registrable Securities (as defined in the Registration Rights Agreement) shall have been continuously registered for resale as required under the Registration Rights Agreement;

(vi) No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred; and

(vii) No Deemed Liquidation (as defined in the Certificate of Designation) shall have occurred.

8. INDEMNIFICATION.

(a) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of its Affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyers’ representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyers or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) above, such Indemnitee shall promptly notify the Company in writing; provided that the failure to notify Company shall not relieve it from any liability that it may have under paragraph (a) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The Company shall have the right to participate in any such suit, action, proceeding (including any governmental or regulatory investigation), claim or demand and, to the extent the suit, action, proceeding (including any governmental or regulatory investigation), claim or demand is brought by a third party (a “Third-Party Claim”) and the Company so desires, so long as the Company acknowledges in writing its obligation to indemnify an Indemnitee pursuant to paragraph (a) above, the Company shall be entitled to assume the defense of any such suit, action, proceeding, claim or demand at the Company’s expense and through counsel selected by the Company (which counsel shall be reasonably acceptable to the Indemnitee). If the Company has assumed the defense of a Third-Party Claim in accordance with this Section 8(b), then no compromise or settlement of such Third-Party Claim may be effected by the Company without the Indemnitee’s prior written consent unless (A) such compromise or settlement (i) includes as an unconditional term thereof the delivery by the Person(s) asserting such claim to the Indemnitee of a written unconditional release from all Indemnified Liabilities in respect of such Third-Party Claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee, and (B) the sole relief provided for in such compromise or settlement is monetary damages which will be paid in full by the Company. In any Third-Party Claim the defense of which has been assumed by the Company in accordance with this Section 8(b): (i) the Indemnitee shall have the right to be represented by counsel of its own choosing at the Indemnitee’s sole cost and expense, except the Indemnitee shall be entitled to retain its own counsel at the expense of the Company if (x) the Indemnitee shall have been advised by counsel that there are one or more legal or equitable defenses available to it that are different from or in addition to those available to the Company, and, in the reasonable judgment of the Indemnitee, counsel for the Company could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Company, (y) such Third-Party Claim involves, or is reasonably likely to have a material effect on, any matter beyond the scope of the indemnification obligation of the

Company, or (z) the Company shall not have assumed the defense of the Third-Party Claim in a timely fashion; and (ii) the Company shall keep the Indemnitee fully informed as to the status of such Third-Party Claim at all stages thereof, whether or not the Indemnitee is represented by its own counsel. The Company shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably conditioned, withheld or delayed).

9. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of one (1) full Business Day;

(b) the delisting of the Common Stock from the Principal Market, and the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

(c) the Company’s breach of any covenant under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect, provided that, in the case of a breach of a covenant that is reasonably curable, such breach continues uncured for a period of at least five (5) Business Days;

(d) a Material Adverse Effect;

(e) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(f) if the Company pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) becomes insolvent;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary;

(h) the Company fails to timely file any report required to be filed by the Company after the date of this Agreement pursuant to the Exchange Act (considering any applicable regulatory or statutory grace period has lapsed);

(i) the Company is not eligible to transfer its Common Stock electronically as DWAC shares;

(j) the Company ceases to be eligible to use Form S-3;

(k) the Company defaults on any material debt obligation;

(l) the Company has received notification that it is in violation of any rules or regulations of the Principal Market, and such violation has not been cured within any allowable cure period under such rules or regulations; or

(m) with respect to any VWAP Purchase, the Registration Statement is unavailable with respect to the Underlying Shares for ten (10) or more consecutive Business Days or for a total of thirty (30) or more Business Days out of the preceding 365 days.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyers’ termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing the Company may not require and the Buyers shall not be obligated to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(e), 9(f) and 9(g) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or any of the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyers shall complete their respective obligations with respect to any pending purchases under this Agreement.

10. CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Access Fee” means an amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000).

(b) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(c) “Applicable Expense Amount” means the amount of legal fees and expenses incurred by the Buyers in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby as of the applicable date that have not previously been deducted from the Initial Purchase Price or any VWAP Purchase Price; provided, however, that the aggregate of all Applicable Expense Amounts under this Agreement shall not exceed $250,000.

(d) “Available Amount” means initially Two Hundred Fifty Million Dollars ($250,000,000) in the aggregate which amount shall be reduced by the amount of the Initial Purchase and the VWAP Purchase Amount each time a Buyer purchases shares of Preferred Stock pursuant to Section 1 hereof.

(e) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(f) “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(g) “Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

(h) “Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the officers of the Company, after reasonable investigation, having responsibility for the matter or matters that are the subject of the statement.

(i) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Facility Term” means the period commencing on the date of this Agreement and terminating on the third anniversary of the date of this Agreement.

(l) “Initial Commitment Fee” means an amount equal to Two Million Dollars ($2,000,000).

(m) “Initial Purchase Price” means the lesser of (1) the product of (A) ten times (B) one hundred percent (100%) of the average of the VWAP for each of January 4, 2018, January 5, 2018 and January 8, 2018 and (2) $181.00(as adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, reorganization, recapitalization or other similar event).

(n) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(o) “Principal Market” means the Nasdaq Global Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or either of the OTCQB Marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(p) “Registration Statement” means a registration statement registering for sale by the Buyers the shares of Common Stock issuable upon conversion of the Preferred Stock issued pursuant to this Agreement or upon exercise of the Warrant.

(q) “Subsidiaries” means any corporation or other business entity with respect to which the Company owns in excess of 50% of such corporation’s or other entity’s outstanding voting securities, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof, in each case in which the Company will own in excess of 50% of such subsidiary’s outstanding voting securities.

(r) “SEC” means the United States Securities and Exchange Commission.

(s) “SEC Filings” shall mean all reports, schedules, forms, statements and other documents filed or required to be filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, including material filed pursuant to Section 13(a) or 15(c) of the Exchange Act, in each case, together with all exhibits, supplements, amendments and schedules thereto, and all documents incorporated by reference therein.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(v) “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

(w) “VWAP” means volume-weighted average price for the Common Stock on the Principal Market, as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

(x) “VWAP Purchase Amount” means, with respect to any particular VWAP Purchase Notice, the amount set forth in such VWAP Purchase Notice; provided, however that no VWAP Purchase Amount may exceed, together with all other VWAP Purchase Amounts set forth in any VWAP Purchase Notice within the same calendar month, without the written consent of the Buyers or the designees or assignees that will purchase at least a majority of the Purchase Shares pursuant to such VWAP Purchase Notice, the lesser of (1) Thirteen Million Five Hundred Thousand Dollars ($13,500,000) and (2) an amount equal to 2% of the Company’s market capitalization, determined by taking the product of (a) the number of shares of the Common Stock outstanding as of the last day of the preceding calendar month multiplied by (b) the closing sales price of the Common Stock on the Principal Market on the last trading day of the preceding calendar month; provided however that for the first VWAP Purchase Amount, the foregoing limitation shall be net of the amount of the Access Fee.

(y) “VWAP Purchase Date” means, with respect to any VWAP Purchase made hereunder, the Business Day following the receipt by the Buyers of a valid VWAP Purchase Notice that the Buyers are to buy Purchase Shares pursuant to Section 1(b) hereof.

(z) “VWAP Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyers directing the Buyers to buy Purchase Shares on the VWAP Purchase Date pursuant to Section 1(b) hereof as specified by the Company therein at the applicable VWAP Purchase Price.

(aa) “VWAP Purchase Price” means a price per Purchase Share equal to the product of (1) ten times the lower of (2) ninety percent (90%) of (a) the VWAP for the thirty Business Days immediately preceding the date of the Buyers’ receipt of the VWAP Purchase Notice or (b) the closing sales price of the Company’s Common Stock, as reported on the Principal Market on the last Business Day immediately preceding the date of Buyers’ receipt of the VWAP Purchase Notice.

11. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and each of the Buyers acknowledge and agree that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

Telephone:     (425) 205-2900

Facsimile:      (425) 205-2901

Attention:       Chief Executive Officer with a copy to Senior Vice President & General Counsel

Email:             rschatzman@alderbio.com, with a copy to jbucher@alderbio.com

With a copy (which shall not constitute notice) to:

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Telephone:     (206) 452-8700

Facsimile:      (206) 452-8800

Attention:       Alan Hambelton

Email:             ahambelton@cooley.com

If to any of the Buyers, to the address set forth opposite such Buyer’s name on EXHIBIT A hereto:

With a copy to (which shall not constitute delivery to the Buyers):

Paul Hastings LLP

1117 South California Avenue

Palo Alto, CA 94304

Telephone:     (650) 320-1800

Facsimile:      (650) 320-1900

Attention:       Jeff Hartlin

Email:             jeffhartlin@paulhastings.com

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Telephone: (718) 921-8200

Facsimile: (718) 234-5001

Attention: Relationship Manager

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of: (a) the Buyers or their designees or assignees that have purchased at least a majority of the Purchase Shares sold under this Agreement as of such date, and (b) Redmile Group, LLC, but only to the extent that the Buyers or their designees or assignees that have purchased at least a majority of the Purchase Shares sold under this Agreement as of such date are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. Any Buyer may assign, delegate or otherwise transfer all or any portion of its rights or obligations under this Agreement (including with respect to any and all VWAP Purchases) to one or more funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates without the prior consent of the Company; provided, however, that that if any assignment by a Buyer pursuant to the foregoing shall occur, the transferee, designee or assignee shall automatically become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and deliver to the Company a certificate containing representations and warranties substantially similar to the representations and warranties in Section 2 hereof, and such shall be deemed a “Buyer” and a party hereunder and the Schedule of Buyers attached hereto as Exhibit A shall be updated to reflect the information with respect to such transferee, designee or assignee.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Company shall afford the Buyers and their counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Buyers or their counsel on, the portion(s) of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers or their purchases hereunder, any of the Transaction Documents or the transactions contemplated thereby. Notwithstanding anything to the contrary contained herein, the Company shall not be required to provide the Buyers with advance notice of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers, their purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby to the extent the disclosure is materially consistent with disclosure previously reviewed by the Buyers or if the only change to such previously reviewed disclosure is to reflect additional purchases of Securities effected pursuant to this Agreement.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. This Agreement may be terminated only as follows:

(i) By Redmile Group, LLC or the Buyers or their designees or assignees that have purchased at least a majority of the Purchase Shares sold under this Agreement as of such date any time an Event of Default has occurred and is continuing without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(e), 9(f) and 9(g) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(k)(i) shall affect the Company’s or the Buyers’ obligations under this Agreement with respect to pending purchases and the Company and the Buyers shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii) In the event that the Commencement Date shall not have occurred within twenty (20) Business Days of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7(a) above with respect to the Commencement Date, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 11(k)(ii) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects.

(iii) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Buyers electing to terminate this Agreement without any liability whatsoever of either party to the other party under this Agreement. The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Buyers.

(iv) This Agreement shall automatically terminate on the date that the Company sells and the Buyers purchase the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(v) This Agreement shall automatically terminate on the date that the Company raises, in one or more financing transactions or closings after the date of this Agreement, for aggregate gross proceeds to the Company of at least $100,000,000 (whether through the issuance of debt, convertible debt or equity securities or otherwise) during the Facility Term (excluding for this purpose any proceeds received by the Company under this Agreement).

(vi) This Agreement shall automatically terminate on the date of any Deemed Liquidation (as defined in the Certificate of Designation).

Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(e), 9(f) and 9(g)), 11(k)(iv) and 11(k)(v), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyers, or the Buyers or Redmile Group, LLC to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Sections 4(e), 5 and 11 and this paragraph shall survive the Commencement Date and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyers’ rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination in accordance with its terms or (ii) under this Agreement with respect to pending purchases and the Company and the Buyers shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyers that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each of the Buyers represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by the Company and (i) prior to the Commencement Date, the Buyers obligated to purchase at least a majority of the Initial Purchase Shares, or (ii) after the Commencement Date, (a) the Buyers obligated to purchase at least a majority of the Purchase Shares to be sold in a VWAP Purchase Notice, and (b) Redmile Group, LLC, but only to the extent that the Buyers obligated to purchase at least a majority of the Purchase Shares to be sold in a VWAP Purchase Notice are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates; provided that no consent of the Company shall be required in order to assign or add additional Buyers to this Agreement in accordance with Section 11(g). No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*    *    *    *    *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Randall C. Schatzman
Name:	Randall C. Schatzman
Title:	President and Chief Executive Officer

[Signature Page to Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL FUND, LP

By: Redmile Group, LLC, its General Partner

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL OFFSHORE FUND, LTD.

By: Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL OFFSHORE FUND (ERISA), LTD.

By: Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL OFFSHORE FUND II, LTD.

By: Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE STRATEGIC MASTER FUND, LP

By: Redmile Group (GP), LLC, its General Partner

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

MM LS OPPORTUNITIES MASTER FUND L.P.

By: Redmile Group, LLC, its Asset Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Preferred Stock Purchase Agreement]

EXHIBITS

Exhibit A	Schedule of Buyers
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Certificate of Designation
Exhibit D	Form of Warrant
Exhibit E	Form of Officer’s Certificate
Exhibit F	Form of Secretary’s Certificate

EXHIBIT A

SCHEDULE OF BUYERS

Name	Address for Notices	Jurisdiction of Formation and Entity Type	Initial Purchase Price	Number of Shares of Preferred Stock Purchased
Redmile Capital Fund, LP	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Limited partnership organized and existing under the laws of the State of Delaware, USA	$6,424,656.48	46,596

Redmile Capital Offshore Fund, Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Exempted company organized and existing under the laws of the Cayman Islands	$13,127,554.80	95,210

Redmile Capital Offshore Fund (ERISA), Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Exempted company organized and existing under the laws of the Cayman Islands	$1,047,060.72	7,594

Redmile Capital Offshore Fund II, Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Exempted company organized and existing under the laws of the Cayman Islands	$28,233,963.36	204,772

Redmile Strategic Master Fund, LP	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Excepted limited partnership organized and existing under the laws of the Cayman Islands	$15,559,344.36	112,847

MM LS Opportunities Master Fund L.P.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Expected limited partnership organized and existing under the laws of the Cayman Islands	$35,607,372.12	258,249
TOTAL			$99,999,951.84	725,268

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January [12], 2018, by and between Alder BioPharmaceuticals Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers on EXHIBIT A hereto (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Preferred Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

RECITALS

A. Upon the terms and subject to the conditions of the Purchase Agreement, (i) the Company has issued to the Buyers, and the Buyers have purchased from the Company, One Hundred Million Dollars ($100,000,000) of the Company’s Class A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), (ii) the Company has agreed to issue to the Buyers and/or one or more of their designees, and the Buyers and/or one or more of their designees has agreed to purchase from the Company, up to One Hundred Fifty Million Dollars ($150,000,000) of additional shares of Preferred Stock pursuant to Section 1 of the Purchase Agreement (the shares of Preferred Stock referred to in clauses (i) and (ii), the “Purchase Shares”), and (iii) the Company has agreed to issue to one or Affiliates of the Buyers a Warrant pursuant to Section 4(d) of the Purchase Agreement (the “Warrant”); and

B. To induce the Buyers to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1. DEFINITIONS.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “Common Stock” means the common stock of the Company, par value $0.0001 per share.

b. “Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in any Registration Statement (as hereinafter defined), as it may be supplemented by a prospectus or the Prospectus Supplement (as hereinafter defined), in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the 1933 Act, together with any then issued “issuer free writing prospectus(es),” as defined in Rule 433 of the 1933 Act, relating to the Registrable Securities.

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d. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the SEC.

e. “Registrable Securities” means (i) the Underlying Common Shares, (ii) the Underlying Warrant Common Shares, and (iii) any shares of capital stock issued or issuable with respect to the Purchase Shares, the Underlying Common Shares, the Warrant, the Warrant Shares, the Underlying Warrant Common Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event, without regard to any limitation on purchases under the Purchase Agreement.

f. “Registration Statement” means the Shelf Registration Statement, any New Registration Statement and any other registration statement of the Company, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the 1933 Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the 1933 Act, covering the sale of any of the Registrable Securities.

g. “Shelf Registration Statement” means the Company’s existing registration statement on Form S-3 (File No. 333-216199).

h. “Underlying Common Shares” means the shares of Common Stock issuable or issued upon conversion of the Purchase Shares.

i. “Underlying Warrant Common Shares” means the shares of Common Stock issuable or issued upon conversion of the Warrant Shares.

j. “Warrant Shares” means the shares of Preferred Stock issuable or issued upon exercise of the Warrant.

2. REGISTRATION.

a. Mandatory Registration. The Company shall within twenty (20) days from the Commencement Date file with the SEC a prospectus supplement to the Shelf Registration Statement specifically relating to the Registrable Securities (the “Prospectus Supplement”). The Buyers and their counsel shall have had a reasonable opportunity to review and comment upon such Prospectus Supplement prior to its filing with the SEC. The Buyers shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date on which the Buyers shall have sold, either publicly pursuant to the Registration Statement or pursuant to Rule 144 under the 1933 Act, all the Registrable Securities and no Available Amount remains under the Purchase Agreement, or (ii) the date five (5) years from the date of this Agreement (collectively, the “Registration Period”). In addition, a Buyer’s rights under this Agreement shall terminate if such Buyer can sell all of its Registrable Securities under Rule 144 under the 1933 Act without restriction during any ninety (90) day period. The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the

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circumstances under which they were made, not misleading. The Company hereby represents and warrants to the Buyers that: (i) the Shelf Registration Statement is effective and available for the resale of the Registrable Securities in accordance with Rule 430B under the 1933 Act, and (ii) the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Shelf Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Shelf Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, a prospectus, including any amendments or prospectus supplements thereto, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Buyers and their counsel shall have two (2) Business Days to review and comment upon such prospectus prior to its filing with the SEC. If the Buyers have comments on such prospectus, the Buyers shall use their reasonable best efforts to provide such comments within two (2) Business Days from the date the Buyers receive the final version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares registered pursuant to the Prospectus Supplement is insufficient to cover the Registrable Securities or if the Shelf Registration Statement has expired or is otherwise no longer available, the Company shall file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises. The Company shall use its reasonable best efforts to have any such New Registration Statement become effective as soon as practicable following the filing thereof.

3. RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Sections 2(a) and (c), including on the Shelf Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and any Prospectus used in connection with such Registration Statement, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, subject to Permitted Delays and Section 3(e) hereof and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. Should the Company file a post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such filing declared effective by the SEC within thirty (30) consecutive Business Days following the date of filing, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith. If (i) there is material non-public information regarding the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest

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to disclose and which the Company would be required to disclose under a Registration Statement, then the Company may postpone or suspend filing or effectiveness of such Registration Statement or use of the prospectus under the Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(a) for more than sixty (60) days in the aggregate during any twelve (12) month period (each, a “Permitted Delay”).

b. The Company shall submit to the Buyers for review and comment any disclosure in the Registration Statement, and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10-Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into the Registration Statement), containing information provided by the Buyers for inclusion in such document and any descriptions or disclosure regarding the Buyers, the Purchase Agreement, including the transaction contemplated thereby, or this Agreement at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which any of the Buyers reasonably and timely objects. Upon request of a Buyer, the Company shall provide to such Buyer all disclosure in the Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10-Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into a Registration Statement) at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which any of the Buyers reasonably and timely objects. If any of the Buyers have comments on the Registration Statement and any amendments or supplements thereto, such Buyer shall use its reasonable best efforts to comment thereon within two (2) Business Days from the date the Buyers receive the final version thereof. The Company shall furnish to the Buyers, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement, except if such notice and the contents thereof shall be deemed to constitute material non-public information.

c. Upon request of any of the Buyers, the Company shall furnish to such Buyer, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any amendment(s) to a Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as a Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as a Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Buyer.

d. The Company shall use reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification is available, the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any of the Buyers reasonably requests, (ii) subject to Permitted Delays, prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Buyer who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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e. Subject to Permitted Delays, as promptly as reasonably practicable after becoming aware of such event or facts, the Company shall notify the Buyers in writing if the Company has determined that the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as reasonably practical (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of premature disclosure of such event or facts) prepare a prospectus supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon any Buyer’s request, deliver a copy of such prospectus supplement or amendment to such Buyer. In providing this notice to the Buyers, the Company shall not include any other information about the facts underlying the Company’s determination and shall not in any way communicate any material nonpublic information about the Company, the Preferred Stock or the Common Stock to the Buyers. The Company shall also promptly notify the Buyers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Buyers by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. In no event shall the delivery of a notice under this Section 3(e), or the resulting unavailability of a Registration Statement, without regard to its duration, for disposition of securities by the Buyers be considered a breach by the Company of its obligations under this Agreement. The preceding sentence in this Section 3(e) does not limit whether an event of default has occurred as set forth in Section 9 of the Purchase Agreement.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time and to notify the Buyers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities if the Principal Market (as such term is defined in the Purchase Agreement) is an automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h. The Company shall cooperate with the Buyers to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts as the Buyers may reasonably request and registered in such names as the Buyers may request.

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i. If reasonably requested by a Buyer, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such Buyer believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable once notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement (including by means of any document incorporated therein by reference).

j. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

k. If reasonably requested by a Buyer at any time, the Company shall deliver to such Buyer a written confirmation from the Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the Registration Statement is currently effective and available to the Company for sale of all of the Registrable Securities.

4. OBLIGATIONS OF THE BUYERS.

a. Each Buyer has furnished to the Company in EXHIBIT B hereto such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as reasonably requested by the Company in order to effect the registration of such Registrable Securities. The Company shall notify the Buyers in writing of any other information the Company reasonably requires from the Buyers in connection with any Registration Statement hereunder. Each Buyer will as promptly as practicable notify the Company of any material change in the information set forth in EXHIBIT B, other than changes in its ownership of Common Stock.

b. Each Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

5. EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions incurred by the Buyers and fees and disbursements of counsel for the Buyers, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Buyer, each Person, if any, who controls a Buyer, the members, the directors, officers, partners, employees, agents, representatives of each Buyer and each Person, if any, who controls a Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld) or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any

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action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final Prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement, or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about a Buyer furnished in writing to the Company by such Buyer or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, the Prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (C) shall not be available to the extent such Claim is based on a failure of a Buyer to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company pursuant to Section 3(c) or Section 3(e); and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Buyer pursuant to Section 8.

b. In connection with the Registration Statement or Prospectus, each Buyer, severally and not jointly, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about such Buyer set forth on EXHIBIT B hereto or updated from time to time in writing by such Buyer and furnished to the Company by such Buyer

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expressly for inclusion in the Shelf Registration Statement or Prospectus or any New Registration Statement or from the failure of such Buyer to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), such Buyer will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that such Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net amount of proceeds actually received by such Buyer as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by such Buyer pursuant to Section 8.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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d. The indemnification required by this Section 6 shall be made by payments at least as frequently as every 30 days of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any party who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of such Registrable Securities.

8. ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers holding a majority of the Registrable Securities; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. Any Buyer may assign its rights under this Agreement to any transferee or holder of the Registrable Securities without the prior written consent of the Company; provided that such transferee or holder of the Registrable Securities executes and delivers an additional counterpart signature page to this Agreement and EXHIBIT A hereto shall be updated to reflect the information with respect to such transferee or holder.

9. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the Buyers holding a majority of the Registrable Securities, and (c) Redmile Group, LLC, but only to the extent that the Buyers holding a majority of the Registrable Securities are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates.

10. ADDITIONAL REGISTRATION STATEMENTS.

During the period beginning on the date hereof and ending on the last day of the Registration Period, if at any time there is not an effective Registration Statement available for the resale of the Registrable Securities under the 1933 Act, the Company shall not file a Registration Statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a Registration Statement on Form S-8, or such supplements or amendments to Registration Statements that are outstanding and have been declared effective by the SEC as of the date hereof, solely to the extent necessary to keep such registration statements effective and available).

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11. MISCELLANEOUS.

a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

Telephone:       (425) 205-2900

Facsimile:        (425) 205-2901

Attention:         Chief Executive Officer with a copy to Senior Vice President & General Counsel

Email:               rschatzman@alderbio.com, with a copy to jbucher@alderbio.com

With a copy (which shall not constitute delivery to the Company) to:

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Telephone:       206-452-8700

Facsimile:        206-452-8800

Attention:        Alan Hambelton

Email:              ahambelton@cooley.com

If to a Buyer:

To the address set forth opposite such Buyer’s name on EXHIBIT A hereto.

With a copy (which shall not constitute delivery to the Buyers) to:

Paul Hastings LLP

1117 South California Avenue

Palo Alto, CA 94304

Telephone:      (650) 320-1800

Facsimile:        (650) 320-1900

Attention:        Jeff Hartlin

Email:              jeffhartlin@paulhastings.com

11

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively. Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless it actually is received by the party for whom it is intended.

b. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

c. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d. This Agreement, the Purchase Agreement and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the subject matter hereof and thereof.

e. Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

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f. Notwithstanding anything to the contrary contained herein, if the Company shall issue Purchase Shares to persons other than the Buyers pursuant to the Purchase Agreement, any purchaser of such Purchase Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Buyer” and a party hereunder and EXHIBIT A hereto shall be updated to reflect the information with respect to such purchaser.

g. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction of a) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

ALDER BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL FUND, LP

By: Redmile Group, LLC, its General Partner

By:
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL OFFSHORE FUND, LTD.

By: Redmile Group, LLC, its Investment Manager

By:
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL OFFSHORE FUND (ERISA), LTD.

By: Redmile Group, LLC, its Investment Manager

By:
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE CAPITAL OFFSHORE FUND II, LTD.

By: Redmile Group, LLC, its Investment Manager

By:
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

REDMILE STRATEGIC MASTER FUND, LP

By: Redmile Group (GP), LLC, its General Partner

By:
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

MM LS OPPORTUNITIES MASTER FUND L.P.

By: Redmile Group, LLC, its Asset Manager

By:
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Schedule of Buyers

Name	Address for Notices
Redmile Capital Fund, LP	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Redmile Capital Offshore Fund, Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Redmile Capital Offshore Fund (ERISA), Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Redmile Capital Offshore Fund II, Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

Redmile Strategic Master Fund, LP	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

MM LS Opportunities Master Fund L.P.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129

EXHIBIT B

Information About The Buyer Furnished To The Company By The Buyer Expressly For Use In Connection With The Registration Statement and Prospectus

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATION

ALDER BIOPHARMACUTICALS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

CLASS A-[•] CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation on January [•], 2018:

RESOLVED, pursuant to authority expressly set forth in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock designated as the Class A-[•] Convertible Preferred Stock, par value $0.0001 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of Class A-[•] Convertible Preferred Stock is hereby approved as follows:

CLASS A-[•] CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Class A Preferred Stock” means the Class A-[•] and any other series of Class A Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement dated as of January [7], 2018 by and between the Corporation and [•].

“Class A-[•] Original Issue Price” means, with respect to a share of Class A-[•] Preferred Stock, [•]1 (subject to adjustment in the event of stock splits, combinations or similar events).

“Commission” means the U.S. Securities and Exchange Commission.

[1]	Note to draft: To equal original purchase price per share.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified into.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Class A-[•] Preferred Stock in accordance with the terms hereof.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means any holder of Class A-[•] Preferred Stock.

“Issuance Date” means the first date on which any shares of Class A-[•] Preferred Stock are issued by the Corporation.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a) The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Class A-[•] Convertible Preferred Stock (the “Class A-[•] Preferred Stock”) and the number of shares so designated shall be [•]. The Class A-[•] Preferred Stock shall have a par value of $0.0001 per share.

(b) The Corporation shall register shares of the Class A-[•] Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Class A-[•] Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Class A-[•] Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Class A-[•] Preferred Stock may be issued solely in book-entry form or, if requested by any Holder, such Holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Class A-[•] Preferred Stock in the Class A-[•] Preferred Stock Register, upon surrender of the certificates (if applicable) evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate (or book-entry notation, if applicable) evidencing the shares of Class A-[•] Preferred Stock so transferred shall be issued to the transferee and a new certificate (or book-entry notation, if applicable) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends.

(a) The Holders shall be entitled to receive:

(i) on each share of Class A-[•] Preferred Stock, dividends at a rate of 5% per annum of the Class A-[•] Original Issue Price, compounded annually from and after the Issuance Date of any such share of Class A-[•] Preferred Stock, which shall be payable as set forth below (the “Preferred Dividends”); and

(ii) when, as and if declared by the Board, out of any funds legally available therefor, dividends on shares of Class A-[•] Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section 7(a)) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section 7(a)) are paid on shares of the Common Stock (the “Participating Dividends” and, together with the Preferred Dividends, the “Dividends”).

(iii) Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Class A-[•] Preferred Stock. The Corporation will not declare or pay any dividends or other distributions on the Common Stock that would require a Participating Dividend unless it concurrently therewith declares and sets aside for payment or distribution, as applicable, such Participating Dividend for all shares of Class A-[•] Preferred Stock then outstanding.

(b) Preferred Dividends shall be cumulative and shall accrue and accumulate semi-annually commencing on the Issue Date and be payable semi-annually in arrears on June 30 and December 31 of each year commencing on [June 30, 2018] (each, a “Preferred Dividend Payment Date,” and the period from the Issuance Date to the first Preferred Dividend Payment Date and each such quarterly period thereafter being a “Preferred Dividend Period”). Participating Dividends shall be payable as and when paid to the holders of Common Stock (each such date being a “Participating Dividend Payment Date,” and, together with each Preferred Dividend Payment Date, a “Dividend Payment Date”). Preferred Dividends that are payable on Class A-[•] Preferred Stock in respect of any Preferred Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Preferred Dividends payable on Class A-[•] Preferred Stock on any date prior to the end of a Preferred Dividend Period, and for the initial Preferred Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month. Preferred Dividends shall accumulate whether or not in any Preferred Dividend Period there have been funds of the Corporation legally available for the payment of such Preferred Dividends. Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereon.

(c) Preferred Dividends shall, at the option of the Corporation, be paid in cash or by issuance and delivery of additional fully paid and nonassessable shares of Class A-[•] Preferred Stock (“PIK Shares”) in lieu of the payment in cash of all or a portion of the dividend otherwise payable on any Dividend Payment Date, in the case of PIK Shares, by issuance and delivery of an amount of PIK Shares (rounding up in the case of any resulting fractional number of PIK Shares) for each Holder equal to (i) the aggregate dollar amount of the Preferred Dividend payable to such Holder with respect to the Class A-[•] Preferred Stock held by such Holder as of the Preferred Dividend Payment Date, divided by (ii) the Class A-[•] Original Issue Price. Participating Dividends shall be paid when and in a manner consistent with payments of dividends in respect of the Common Stock. No later than the record date for the determination of stockholders entitled to receive any Preferred Dividend, the Corporation will send written notice to each holder of Class A-[•] Preferred Stock stating (A) whether such Preferred Dividend will be paid in cash or by issuance and delivery of PIK Shares and (B) if such Preferred Dividend will be paid by issuance and delivery of PIK Shares, the amount of PIK Shares that will be issued and delivered. If the Corporation fails to send such written notice on or before the record date for the determination of stockholders entitled to receive any Preferred Dividend, then the Corporation will be deemed to have irrevocably elected to pay such Preferred Dividend by issuance and delivery of PIK Shares.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Class A-[•] Preferred Stock shall have no voting rights. However, as long as any shares of Class A-[•] Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Class A-[•] Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Class A-[•] Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Class A-[•] Preferred Stock in a manner materially different than the effect on the Common Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Class A-[•] Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Class A-[•] Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation.

(a) Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after satisfaction of all liabilities and obligations to creditors of the Corporation and before any distribution or payment shall be made to holders of the Common Stock, each Holder shall be entitled receive with respect to a share of Class A-[•] Preferred Stock, out of the assets of the Corporation or proceeds thereof, an amount equal to the Class A-[•] Original Issue Price for such share of Class A-[•] Preferred Stock, plus all accrued but unpaid dividends thereon. If upon such Liquidation there are not sufficient assets or proceeds to make payment in full to all Holders, then the assets or proceeds shall be distributed pari passu among the Holders and the holders of any other series of Class A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) Remaining Assets. After the payment of the full liquidation preference of the Class A-[•] Preferred Stock, as set forth in Section 5(a) above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of the shares of Common Stock and Class A-[•] Preferred Stock.

(c) Notwithstanding the foregoing, upon any Liquidation, then each Holder shall be entitled to receive, for each share of Class A-[•] Preferred Stock then held, out of the proceeds available for distribution, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares in a Liquidation pursuant to Section 5(a) (without giving effect to this Section 5(c)) (the “Class A-[•] Preference Amount”) or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation, giving effect to this Section 5(c) with respect to all shares of Class A-[•] Preferred Stock.

(d) For purposes of this Section 5, a Liquidation shall be deemed to include the occurrence after the date hereof of either of (i) the Corporation merges into or consolidates with any other entity, or any entity merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction or (ii) the Corporation sells, leases, licenses or transfers all or substantially all of its assets to another person or entity and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction (each a “Deemed Liquidation”).

(e) In the event of a Deemed Liquidation, if any portion of the consideration payable to the stockholders of the Corporation is (i) placed into escrow or subject to a holdback (the “Escrowed or Heldback Initial Consideration”) and/or (ii) subject to contingencies, including, without limitation, pursuant to contingent value rights (the “Contingent Consideration,” which term, for clarity, excludes any Escrowed Initial Consideration), then the definitive agreement with respect to such Deemed Liquidation shall provide that (A) all consideration other than the Contingent Consideration (the “Initial Consideration,” which term, for clarity, includes any Escrowed or Heldback Initial Consideration) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 5(a), 5(b) and 5(d) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation and (B) any Contingent Consideration which becomes payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 5(a), 5(b) and 5(d) after taking into account the previous payment of the Initial Consideration and any previously paid Contingent Consideration as part of the same transaction.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Class A-[•] Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the product of the Conversion Numerator and the number of shares of Class A-[•] Preferred Stock to be converted. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Class A-[•] Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Class A-[•] Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the DTC participant account nominated by the Holder through DTC’s Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if any) representing such shares of Class A-[•] Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original shares of Class A-[•] Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b) Conversion Ratio. The “Conversion Ratio” for each share of Class A-[•] Preferred Stock shall be equal to the Conversion Numerator divided by the Conversion Denominator. The “Conversion Numerator” shall equal ten and the “Conversion Denominator” shall equal one (in each case, subject to adjustment as set forth in this Certificate of Designation).

(c) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Class A-[•] Preferred Stock, and a Holder shall not have the right to convert any portion of the Class A-[•] Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such attempted conversion would result in Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) beneficially owning a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Class A-[•] Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Class A-[•] Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that, in the case of both (i) and (ii), are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Class A-[•] Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Corporation, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage. Upon such a change by a Holder of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum 61-day notice required by this Section 6(c). Notwithstanding the foregoing, at any time following notice of a Fundamental Transaction (as defined below), the Holder may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Corporation and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation.

(d) Mechanics of Conversion

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Class A-[•] Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall (A) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Class A-[•] Preferred Stock, or (B) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the DTC participant account nominated by the Holder through DTC’s DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Class A-[•] Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Class A-[•] Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii) Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Class A-[•] Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Class A-[•] Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Class A-[•] Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Class A-[•] Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Class A-[•] Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Class A-[•] Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Class A-[•] Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Class A-[•] Preferred Stock. In determining the number of shares of Common Stock to be issued upon the conversion of the Class A-[•] Preferred Stock, such number shall be rounded up in the case of any resulting fractional number of shares of Common Stock.

(v) Transfer Taxes. The issuance of certificates (or book entry notations) for shares of the Common Stock upon conversion of the Class A-[•] Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates (or such book entry notation), provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate (or such book entry notation) upon conversion in a name other than that of the registered Holder(s) of such shares of Class A-[•] Preferred Stock and the Corporation shall not be required to issue or deliver such certificates (or such book entry notation) unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon each Conversion Date: (i) the shares of Class A-[•] Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Class A-[•] Preferred Stock shall cease and terminate, excepting only the right to receive certificates (or book entry notations) for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Class A-[•] Preferred Stock.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Class A-[•] Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Numerator shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Fundamental Transaction. If, at any time while any shares of Class A-[•] Preferred Stock are outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 35% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination and excluding shares acquired upon conversion of any currently outstanding convertible securities in accordance with the terms thereof as in effect on the date hereof) (each, a “Fundamental Transaction”), then as of the effective date and time of the Fundamental Transaction (the “Effective Time”), each outstanding share of Class A-[•] Preferred Stock shall be canceled without any further action on the part of the Corporation or the Holder thereof, and in consideration for such cancellation, each Holder shall automatically receive, for each Conversion Share that would have been issuable had such cancelled shares of Class A-[•] Preferred Stock been converted immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash and other property receivable upon the effectiveness of such Fundamental Transaction (the “Exchange Property”) as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”); provided, however that in the event that the Fundamental Transaction is a Deemed Liquidation, each Holder shall be entitled to receive with respect to each outstanding share of Class A-[•] Preferred Stock the greater of (1) the Class A-[•] Preference Amount or (2) the amount of cash, securities or other property to which such holder would be entitled to receive in such Deemed Liquidation with respect to such shares if such shares had been converted to Common Stock immediately prior to such Deemed Liquidation (for clarity, without duplication of amounts payable pursuant to Section 5). The amount of Exchange Property receivable upon any Fundamental Transaction shall be determined based upon the Conversion Ratio in effect at such Effective Time.

If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of their shares of Class A-[•] Preferred Stock following such Fundamental Transaction should such shares of Class A-[•] Preferred Stock remain outstanding after such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions should any shares of Class A-[•] Preferred Stock remain outstanding after a Fundamental Transaction, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and ensuring that the outstanding shares of Class A-[•] Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

The Corporation (or any successor) shall, prior to any Fundamental Transaction, provide written notice to the Holders of the occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7.

The Corporation shall not enter into any agreement for a transaction constituting a Fundamental Transaction that would interfere with or prevent (as applicable) conversion of the Class A-[•] Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7.

(c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the number of shares of Common Stock issued and outstanding (excluding any treasury shares of the Corporation).

(d) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Class A-[•] Preferred Stock, and, except if such notice and the contents thereof shall be deemed to constitute material non-public information, shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, via email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 11804 North Creek Parkway South Bothell, WA 98011, Attn: Secretary, with a copy (which shall not constitute notice) to: Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, WA 98101, Attn: Alan Hambelton; or such other facsimile number, email address, or mailing address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or mailing address of such Holder appearing on the books of the Corporation, or if no such facsimile number, email address, or mailing address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile or email prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or email between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Lost or Mutilated Class A-[•] Preferred Stock Certificate. If a Holder’s Class A-[•] Preferred Stock certificate, if applicable, shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, if requested by the Holder, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Class A-[•] Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Class A-[•] Preferred Stock granted hereunder may be waived as to all shares of Class A-[•] Preferred Stock (and the Holders thereof) upon the written consent of: (i) the Holders of a majority of the shares of Class A-[•] Preferred Stock then outstanding, and (ii) Redmile Group, LLC, but only to the extent that the Holders of a majority of the shares of Class A-[•] Preferred Stock then outstanding are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates, without the prior consent of the Company unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(d) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(g) Status of Converted Class A-[•] Preferred Stock. If any shares of Class A-[•] Preferred Stock shall be converted by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Class A-[•] Preferred Stock.

(h) Redemption by the Corporation. The Class A-[•] Preferred Stock shall not be redeemable by the Corporation.

(i) Transfer Agent, Registrar and Conversion Agent. The duly appointed transfer agent, registrar, conversion and dividend paying agent for shares of Class A-[•] Preferred Stock shall be American Stock Transfer & Trust Company, LLC (the “Transfer Agent”). The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of shares of Class A-[•] Preferred Stock.

********************

IN WITNESS WHEREOF, Alder BioPharmaceuticals, Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Class A-[•] Convertible Preferred Stock to be executed by its duly authorized officer this [•] day of January, 2018.

Randall C. Schatzman, Ph.D. President and Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER

IN ORDER TO CONVERT SHARES OF CLASS A-[•] PREFERRED STOCK)

The undersigned Holder hereby elects to convert the number of shares of Class A-[•] Preferred Stock indicated below, represented by stock certificate No(s). or book entry notation (the “Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Class A-[•] Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on January [•], 2018, as may be amended or restated from time to time.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Class A-[•] Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Class A-[•] Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is, %. For purposes of the foregoing, the percentage was calculated, in accordance with Section 6(c) the Certificate of Designation, based on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation that is filed with the Commission, or (iii) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Class A-[•] Preferred Stock owned prior to Conversion:

Number of shares of Class A-[•]

Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:

Name:

Title:

Date:

EXHIBIT D

FORM OF WARRANT

NONE OF THIS WARRANT, THE SHARES OF CLASS A-1 CONVERTIBLE PREFERRED STOCK TO BE ISSUED UPON EXERCISE HEREOF OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON CONVERSION OF THE CLASS A-1 CONVERTIBLE PREFERRED STOCK (THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

ALDER BIOPHARMACEUTICALS, INC.

WARRANT TO PURCHASE CLASS A-1 CONVERTIBLE PREFERRED STOCK

Original Issue Date: ________________

Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [•] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 75,0002 shares of Class A-1 Convertible Preferred Stock, $0.0001 par value per share (as adjusted from time to time as provided in Section 9 below, the “Class A-1 Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $[•]3 per share (as adjusted from time to time as provided in Section 9 below, the “Exercise Price”), at any time and from time to time on or after the date hereof and through and including 5:30 p.m., New York City time, on [•]4 (the “Expiration Date”), and subject to the following terms and conditions: This Warrant (this “Warrant”) is being issued pursuant to that certain Preferred Stock Purchase Agreement, dated January 7, 2018, by and among the Company and the Buyers identified therein (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, which may be a third-party transfer agent (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

[2]	Subject to adjustment for any recapitalization, stock dividend, stock split, stock combination or other similar transaction effected after the date of the Preferred Stock Purchase Agreement.
[3]	[Note: To be equal to the price per share for the initial purchase under the Preferred Stock Purchase Agreement.] Subject to adjustment for any recapitalization, stock dividend, stock split, stock combination or other similar transaction effected after the date of the Preferred Stock Purchase Agreement but before the Original Issue Date.
[4]	To be the date ten years from the Original Issue Date

2

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with an assignment, in the form attached as Schedule 2 hereto, duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (ii) (x) at the request of the Company, delivery of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws (other than in connection with any transfer (1) pursuant to an effective registration statement, (2) to the Company, (3) pursuant to Rule 144 (provided that such Holder provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (4) in connection with a bona fide pledge) and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Class A-1 Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be promptly issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be promptly issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall promptly prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 below at any time and from time to time on or after the date hereof and through and including 5:30 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full in the form of a “cashless exercise” pursuant to the provisions of Section 10 below, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence. The Company shall promptly thereafter deliver to the Holder the calculation made pursuant to the preceding sentence, together with any Warrant Shares to which the Holder is entitled.

(b) Without limiting the automatic “cashless exercise” contained in Section 4(a), the Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below) within one Trading Day (as defined in Section 5(a) below) following the Exercise Date (as defined herein). The date on which the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

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5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than two Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a certificate for the Warrant Shares issuable upon such exercise or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization (if the Warrant Shares are DTC eligible at the time of exercise); provided, that if the Warrant Shares are not freely transferable without restriction under Rule 144 under the Securities Act (“Rule 144”) by Holders who are not Affiliates of the Company, such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available. For purposes of this Warrant, “Trading Day” means a day on which the common stock, $0.0001 par value per share of the Company (the “Common Stock”), is listed or quoted and traded on its Principal Market; provided, that in the event that the Common Stock is not listed or quoted, then Trading Day shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the State of New York are authorized by law or executive action to close (a “Business Day”); provided further, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

(b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company (other than breaches related to this Warrant or the Purchase Agreement) or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares (or uncertificated Warrant Shares) as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares (or uncertificated Warrant Shares) issuable upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates (or uncertificated shares of Common Stock), all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares (or uncertificated Warrant Shares) or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to

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the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that at all times while this Warrant is outstanding it will reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Class A-1 Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9 below). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the original issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company covenants that at all times while this Warrant is outstanding it will reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved, solely for the purpose of enabling it to issue shares of Common Stock upon conversion of the Warrant Shares (the “Underlying Common”), the number of shares of Common Stock issuable upon conversion of the Warrant Shares. The Company covenants that all Underlying Common so issuable and deliverable shall, upon issuance in accordance with the provisions of the Company’s Certificate of Incorporation and the Certificate of Designation of Preferences, Rights and Limitations Class A-1 Convertible Preferred Stock (the “Charter Documents”), be duly and validly authorized, issued and fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the original issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company will take all such action as may be reasonably necessary to assure that such shares of Class A-1 Stock and Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Class A-1 Stock or the Common Stock may be listed.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Class A-1 Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Class A-1 Stock, (ii) subdivides its outstanding shares of Class A-1 Stock into a larger number of shares, (iii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Class A-1 Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Class A-1 Stock or recapitalization any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Class A-1 Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Class A-1 Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this Section 9(a) shall become effective immediately after the effective date of such subdivision, combination, reclassification or recapitalization.

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(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Class A-1 Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), except for any distributions pursuant to a shareholders’ rights plan or similar takeover defense agreement or plan adopted by the Company, then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding the Company effects a Fundamental Transaction (as defined in the Charter Documents), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property (net of the Exercise Price per Warrant Share then in effect) as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”), and the Holder shall no longer have the right to receive Warrant Shares upon exercise of this Warrant. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 9(c) shall similarly apply to subsequent transactions of an analogous type to any Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9(a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Class A-1 Stock or Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction, or (iii) authorizes the

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voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten Business Days (provided such disclosure would not violate Regulation FD) prior to the applicable record or effective date on which a Person would need to hold Class A-1 Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(h) Adjustments to Class A-1 Conversion Price. Without duplication of any other adjustment pursuant to this Section 9, the number of shares of Common Stock issuable upon conversion of the Warrant Shares shall be subject to adjustment from time to time in the manner set forth in the Charter Documents. The provisions set forth for the Class A-1 Stock in the Charter Documents relating to the above in effect as of the Original Issue Date may not be amended, modified or waived, without the prior written consent of the Holder unless such amendment, modification or waiver affects the Holder in the same manner as they affect all other stockholders of the same series of shares granted to the Holder. For so long as this Warrant is outstanding, the Company shall deliver to the Holder each certificate of adjustment sent to the holders of the Class A-1 Stock pursuant to the Certificate of Designation with respect to the Class A-1 Stock.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y[(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the fair market value (“FMV”) of one share of Class A-1 Stock on an as-converted to Common Stock basis, as determined below, on the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, FMV shall be determined at the time of exercise and shall mean the fair market value of the shares of Common Stock as determined as follows:

(a) if the Common Stock is traded on a securities exchange, the value shall be deemed to be the VWAP on such exchange over the five Trading Day period ending three Trading Days prior to the date of determination;

(b) if the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid over the five Trading Day period ending three Trading Days prior to the date of determination; or

(c) if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

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For purposes of Rule 144, it is intended, understood and acknowledged that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144, and the holding period for the Warrant Shares shall be deemed to have commenced as to such original Holder, on the Original Issue Date.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the number of Warrant Shares issuable upon a “cashless exercise”), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to the Holder such dispute shall be resolved in accordance with Section 14(f) below.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the FMV for any such fractional shares.

12. Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Warrant (including, without limitation, any Exercise Notice) must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (d) one Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth in the Purchase Agreement or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one Business Day prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (c) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (d) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (a), (b), (c) or (d) above, respectively.

13. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 15 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Miscellaneous.

(a) No Rights as a Stockholder; No Liabilities. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights

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of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, recapitalization, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares.

(i) The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation or of any requirements of the Principal Market upon which the Class A-1 Stock or the Common Stock may be listed.

(ii) Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (1) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (2) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (3) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

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(f) Governing Law; Jurisdiction. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. Any references to clauses, sections or subsections are to those parts of this Warrant, unless the context clearly indicates to the contrary.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which as closely as possible reflects the intent of the parties hereto, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ALDER BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Warrant]

SCHEDULE 1

ALDER BIOPHARMACEUTICALS, INC.

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Class A-1 Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of the Warrant to Purchase Class A-1 Convertible Preferred Stock issued on                      (the “Warrant”) by Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase                     Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $                     in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. Please issue (check applicable box):

☐	A certificate or certificates representing the Holder’s Warrant Shares in the name of the undersigned or in such other name as is specified below:

☐	The Holder’s Warrant Shares in electronic form to the following account:

Name and Contact for Broker:

Broker no:

Account no:

Dated: ,

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

ALDER BIOPHARMACEUTICALS, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      (the “Transferee”) the right represented by the within Warrant to purchase                      shares of Class A-1 Convertible Preferred Stock of Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), to which the within Warrant relates and appoints                      attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                    ,

Name of Holder of Warrant:

Address:

By:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Name:

Title:

Name of Transferee:

Address of Transferee:

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7[(a)(ii)/(b)(i)] of that certain Preferred Stock Purchase Agreement dated as of January 7, 2018 (the “Preferred Stock Purchase Agreement”), by and between ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and [                    ] (the “Buyer”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Preferred Stock Purchase Agreement.

The undersigned,                     , Chief Executive Officer of the Company, hereby certifies as follows:

1. I am the Chief Executive Officer of the Company and make the statements contained in this Certificate in my capacity as such;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Preferred Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

IN WITNESS WHEREOF, I have hereunder signed my name on this          day of                     .

Name:
Title: Chief Executive Officer

The undersigned as Secretary of ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, hereby certifies that                      is the duly elected, appointed, qualified and acting Chief Executive Officer of ALDER BIOPHARMACEUTICALS, INC. and that the signature appearing above is his/her genuine signature.

Secretary

EXHIBIT F

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section 7(a)(iv) of that certain Preferred Stock Purchase Agreement dated as of January 7, 2018 (the “Preferred Stock Purchase Agreement”), by and between ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and [                    ] (the “Buyer”), pursuant to which the Company may sell to the Buyer up to $250,000,000 of the Company’s Class A Preferred Stock, par value $0.0001 (the “Preferred Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Preferred Stock Purchase Agreement.

The undersigned,                      Secretary of the Company, hereby certifies as follows in his capacity as such:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A, Exhibit B and Exhibit C are true, correct and complete copies of the Company’s bylaws (“Bylaws”), Certificate of Incorporation (“Certificate of Incorporation”) and Certificate of Designation (“Certificate of Designation”), respectively, in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws, Certificate of Incorporation or Certificate of Designation.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on                     , 201         at a meeting at which a quorum was present and acting throughout and by the Finance Committee of the Board of Directors in an action by unanimous written consent. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Preferred Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this          day of                     .

, Secretary

The undersigned as                      of ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, hereby certifies that                      is the duly elected, appointed, qualified and acting Secretary of Alder BioPharmaceuticals, Inc., and that the signature appearing above is his genuine signature.

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